UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 7, 2018)

MONSTER PRODUCTS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-211681	81-1736095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 330-3479

(Registrant’s Telephone Number, Including Area Code)

Atlantic Acquisition Inc.

15321 NW 60th Ave 51 St. Suite 109

Miami Lakes, FL

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2018, Atlantic Acquisition Inc. (the “Company”) filed a Certificate of Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of the State of Nevada. Pursuant to the Certificate of Amendment, among other things, the Company changed its name from Atlantic Acquisition Inc. to Monster Products, Inc. and increased its authorized shares of common stock from 400,000,000 to 800,000,000, par value $0.001 per share. The Certificate of Amendment became effective on May 7, 2018. The description of the Amended and Restated Articles of Incorporation of the Company does not purport to be complete and is incorporated herein by reference, a copy of which is attached herein as Exhibit 3.1.

On April 30, 2018, the holder of 253,337,690 shares of the Company’s common stock and 10,007,981 shares of the Company’s Series A Convertible Preferred Stock, which entitle such holder to vote a majority of the issued and outstanding voting securities of the Company, approved the Certificate of Amendment acting by written consent.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

Monster Products, Inc.

By:	/s/ Noel Lee
Name:	Noel Lee
Title:	Chief Executive Officer